EQUINOX FUNDS TRUST

Schedule A to the Distribution Plan

Amended and Restated as of May 13, 2015

Fund/Share Class	Maximum Rule 12b-1 Fee

Equinox Campbell Strategy Fund
Class A	0.25%
Class C	1.00%
Class P	0.25%

Equinox Chesapeake Strategy Fund
Class A	0.25%
Class C	1.00%

Equinox Crabel Strategy Fund
Class A	0.25%

Equinox EquityHedge U.S. Strategy Fund
Class A	0.25%
Class C	1.00%

Equinox Quest Tracker Index Fund
Class A	0.25%
Class P	0.25%

Equinox Aspect Core Diversified Strategy Fund
Class A	0.25%
Class C	1.00%